UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2021

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 1, 2021, James B. Gattoni, President and Chief Executive Officer of Landstar System, Inc. (“Landstar” or the “Company”) and Fred L. Pensotti, Vice President and Chief Financial Officer of Landstar, will appear at the Stephens 2021 Annual Investment Conference. During the conference, it is anticipated that Messrs. Gattoni and Pensotti will provide attendees with an update with respect to the Company’s truck load volumes, truck revenue per load, revenue and diluted earnings per share guidance for the Company’s fourth fiscal quarter provided in its 2021 third quarter earnings release, a copy of which was furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2021.

Mr. Gattoni and Mr. Pensotti intend to state during their remarks at the conference that based on overall market conditions and trends in the number of loads and revenue per load on loads hauled via truck through the first eight weeks of the Company’s 2021 fourth quarter, the Company anticipates both revenue and diluted earnings per share to be above the high end of the Company’s prior guidance issued on October 20, 2021 (the “Prior Guidance”). The improved guidance reflects truck load volume currently trending above the 2020 fourth quarter by twenty to twenty-two percent, and revenue per load on loads hauled via truck trending above the 2020 fourth quarter in a high teen percentage range. As such, Mr. Gattoni and Mr. Pensotti further intend to state that revenue for the 2021 fourth quarter is expected to be in the range of $1.85 billion to $1.90 billion, the mid-point of which is $150 million, or 8.7%, above the mid-point of the Prior Guidance range of $1.70 billion to $1.75 billion. Based primarily on the higher revenue expectations, diluted earnings per share for the 2021 fourth quarter is expected to be in the range of $2.83 to $2.93, compared to the Prior Guidance range of $2.55 to $2.65. This updated guidance assumes insurance and claims expense will be approximately 4.3% of BCO Independent Contractor revenue, consistent with the Prior Guidance.

During the year to date period through November 26th, 2021, the Company purchased approximately 734,000 shares of the Company’s common stock at an aggregate cost of approximately $122.7 million.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements”. This Form 8-K contains forward-looking statements, such as statements that relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the coronavirus (COVID-19) pandemic; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in the Company’s Form 10-K for the 2020 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: November 30, 2021	By:	/s/ Fred L. Pensotti
Name: Fred L. Pensotti
Title: Vice President and Chief Financial Officer